UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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TEGNA INC.
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE
April 17, 2020

TEGNA Applauds ISS Rejection of Soohyung Kim and His Campaign to Replace Leadership of TEGNA Board

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today commented on a report by Institutional Shareholder Services Inc. (“ISS”) regarding the election of directors at TEGNA’s 2020 Annual Meeting of Shareholders.

TEGNA applauds ISS’s rejection of Soohyung Kim and two other Standard General nominees and their campaign to replace the leadership of the TEGNA board. However, TEGNA disagrees with the recommendation to vote for one Standard General nominee.

ISS says in its rejection of Mr. Kim: “Kim's role in pursuing a suboptimal deal while on the board of Media General is directly relevant to the situation at hand. Shareholders must also be concerned about the potentially heightened impact of boardroom dysfunction, given the current environment and the attendant need for management and the board to focus on navigating through the pandemic.”

Oddly, ISS recommended for Colleen Brown, one of Mr. Kim’s nominees, as a supposed check on the Board’s evaluation of future acquisition proposals, but failed to recognize her lack of recent media M&A experience. In addition, Ms. Brown’s stated willingness to step down from another board to which she has committed service, and to which she owes fiduciary duties, if she is elected to TEGNA’s Board, raises troubling corporate governance issues that should be of concern to all shareholders.

Further, the TEGNA Board’s actions demonstrate that such a check is not necessary. As ISS acknowledges in its report: “TEGNA’s board has undergone significant refreshment in recent years and makes convincing arguments that it is neither entrenched nor unwilling to consider an eventual sale.”

Under the oversight and guidance of our strong and engaged Board, TEGNA has taken decisive actions which have transformed our business into one of the largest U.S. broadcasting groups and a leading local news and media content provider in the markets we serve. We continue to believe that our Board possesses the right industry, operational and M&A experience that is highly relevant for evaluating and overseeing TEGNA’s strategy and representing the interests of all shareholders.

Other noteworthy comments from the ISS report include:

On TEGNA’s strategy and Board:

•
“Robust interest from a variety of suitors also seems to validate the notion that the company has pursued a sound strategy of acquiring attractive assets; under such light, the dissident's effort to replace the board and committee chairs seems somewhat counterintuitive.”

•
“In engagement with ISS the board articulated its understanding that the value that could be created through a transaction is important to shareholders. It stated that, when presented with a transaction proposal with committed financing necessary for transaction completion, it engaged immediately to begin the due diligence process. Despite the board's best efforts, events related to the COVID-19 pandemic overtook the discussions and the potential acquirers backed out.”

On Mr. Kim’s track record:

•
“Of particular relevance is Kim's role as chair of the finance committee at Media General, in which he advocated for an acquisition of Meredith and appears to have ignored an attractive competing proposal from Nexstar, despite criticism from major shareholders and concern expressed by industry experts.”

•
“Kim's apparent focus on conducting a strategic review and selling the company, when taken in concert with the cautionary tale of Media General's sale process, seems to outweigh the potential benefit of his personal involvement in this case.”

On the lack of independence of Standard General’s slate:

•	“Most of the dissident nominees have longstanding ties to Standard General.”

On Standard General’s refusal to explore a resolution:

•	“It is worth noting that the board made two legitimate attempts to settle this contest, both of which stalled over Soo Kim's refusal to explore a resolution that did not include giving him a seat.”

PROTECT THE VALUE OF YOUR INVESTMENT – A VOTE FOR TEGNA’S HIGHLY QUALIFIED BOARD IS A VOTE FOR VALUE CREATION

TEGNA urges all shareholders to vote on the GOLD proxy card for TEGNA’s entire slate of 12 highly qualified and experienced director nominees.

Shareholders are encouraged to visit TEGNAvalue.com to view more information about TEGNA’s 2020 Annual Meeting of Shareholders on April 30, 2020.

YOUR VOTE IS IMPORTANT, NO MATTER HOW
MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:
1(877) 687-1865 (toll-free from the U.S. and Canada), or
+1(412) 232-3651 (from other countries)

IMPORTANT NOTE: Please simply discard any White proxy cards sent to you by Standard General. If you have already voted using a White proxy card, you can change your vote by using the enclosed GOLD proxy card to vote by telephone, Internet or by mail.
Only your latest-dated vote will count.

Forward Looking Statements
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including the statements regarding the receipt and consideration by the Board of Directors of TEGNA (the “Board”) of certain unsolicited acquisition proposals or the actions of third parties with respect thereto. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto, TEGNA’s ability to execute on its standalone plan and potential developments involving one or more of the unsolicited acquisition proposals. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

Important Additional Information
TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2020 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2020 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2020 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the TEGNA’s website, https://www.tegna.com.

About TEGNA
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

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For media inquiries, contact:
Anne Bentley
Vice President, Corporate Communications
703-873-6366
abentley@TEGNA.com

George Sard/Stephanie Pillersdorf/Andy Duberstein
Sard Verbinnen & Co.
TEGNA-SVC@SARDVERB.com

For investor inquiries, contact:
Douglas Kuckelman
Head of Investor Relations
703-873-6764
dkuckelman@TEGNA.com